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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                December 16, 2001

                Date of Report (Date of earliest event reported)


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                                   AMGEN INC.

             (Exact name of registrant as specified in its charter)

          Delaware                    000-12477                 95-3540776
(State or other Jurisdiction   (Commission File Number)       (IRS Employer
      of Incorporation)                                   Identification Number)

         Amgen Inc.                                            91320-1799
   One Amgen Center Drive                                      (Zip Code)
      Thousand Oaks, CA
(Address of principal executive
          offices)

                                  805-447-1000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5. Other Events.

     On December 16, 2001, Amgen Inc., a Delaware corporation ("Amgen"), AMS Acquisition Inc., a Washington corporation and wholly-owned subsidiary of Amgen ("AMS"), and Immunex Corporation, a Washington corporation ("Immunex"), entered into an Agreement and Plan of Merger, dated as of December 16, 2001 (the "Merger Agreement"). Pursuant to the Merger Agreement, AMS will be merged with and into Immunex, with Immunex surviving as a wholly-owned subsidiary of Amgen. The completion of the merger is subject to several conditions, including the approval of the merger by a majority of the stockholders of Amgen and a majority of the shareholders of Immunex and the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

     In connection with the merger, each outstanding share of Immunex common stock, other than dissenting shares, will be converted into the right to receive
 .440 of a share of Amgen common stock and $4.50 in cash. Except for certain options granted to non-employee directors of Immunex, and subject to certain adjustments for out-of-the-money options, Amgen will assume all options outstanding under Immunex's existing stock option plans, and Immunex's stock options will be converted into options to acquire Amgen common stock (subject to certain adjustments to the exercise price and number of shares issuable upon exercise of those options).

     The merger is intended to qualify as a tax-free reorganization under
Section 368(a) of the Internal Revenue Code of 1986, as amended.

     Also on December 16, 2001, in connection with the Merger Agreement, Amgen entered into a Shareholder Voting Agreement (the "Voting Agreement") with American Home Products Corporation, a Delaware corporation ("AHP"), MDP Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of AHP ("Sub 1"), and Lederle Parenterals, Inc., a New Jersey corporation and a wholly-owned subsidiary of AHP ("Sub 2," together with AHP and Sub 1, the "AHP Entities"). The AHP Entities, collectively, beneficially own approximately 41% of the outstanding shares of Immunex. Pursuant to the Voting Agreement, each of the AHP Entities has agreed to vote in favor of the merger and the Merger Agreement and granted to Amgen an irrevocable proxy to vote its shares of Immunex in favor of the transaction.

     The foregoing description of the merger, the Merger Agreement and the Voting Agreement is qualified in its entirety by reference to the Merger Agreement, the Voting Agreement and the joint press release dated December 17, 2001 issued by Amgen and Immunex, attached as Exhibits 2.1, 10.1, and 99.1, respectively, and incorporated herein by reference.

Item 7(c). Exhibits.

     See Exhibit Index.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      AMGEN INC.



Date: December 16, 2001               By: /s/ Kevin W. Sharer
                                          Name:  Kevin W. Sharer
                                          Title: Chairman of the Board, Chief
                                                 Executive Officer and President

                                       2

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                                  EXHIBIT INDEX

Exhibit
Number                         Document Description
-------                        --------------------

   2.1 Agreement and Plan of Merger, dated as of December 16, 2001, by and among Amgen Inc., a Delaware corporation, AMS Acquisition Inc., a Washington corporation, and Immunex Corporation, a Washington corporation.

  10.1 Shareholder Voting Agreement dated as of December 16, 2001, by and among Amgen Inc., a Delaware corporation, American Home Products Corporation, a Delaware corporation, MDP Holdings, Inc., a Delaware corporation, and Lederle Parenterals, Inc., a New Jersey corporation.

  99.1   Joint Press Release dated December 17, 2001.